SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  August 16, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

   On Tuesday, August 16, 2011, the Board of Directors of Hancock Holding Company (the “Company”) appointed Stephen E. Barker (age 55) as Principal Accounting Officer of the Company. Mr. Barker previously served as Comptroller of Whitney National Bank (“WNB”) from April 17, 2000 through June 4, 2011. Hancock acquired WNB on June 4, 2011 by virtue of a merger with Whitney Holding Corporation, which was a bank holding company and the parent of WNB. WNB had assets of approximately $11.6 billion at the time of the merger.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: August 22, 2011

                               HANCOCK HOLDING COMPANY
                                     (Registrant)

                               By: /s/ Michael M. Achary
                               Name: Michael M. Achary
                               Title:   Chief Financial Officer